UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 11, 2019

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 1st Avenue Needham, MA 02494	02494
(Address of principal executive offices)	(Zip code)

(781) 800-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 11, 2019, the Board of Directors (the “Board”) of TripAdvisor, Inc. (the “Company”) voted to increase the size of the Board from eight directors to ten directors and appointed Betsy L. Morgan and Trynka Shineman Blake to the Board to fill the resulting vacancies.

Betsy L. Morgan is currently the co-founder of Magnet Companies, a private equity-backed company focused on media and commerce, and an associate professor at Columbia Business School and Columbia College. From February 2016 to July 2018, Ms. Morgan served as an Executive in Residence of LionTree, an advisory and merchant bank firm specializing in technology and media. From January 2011 to July 2015, Ms. Morgan was the CEO of TheBlaze, an early multi-platform and direct-to-consumer news and entertainment company. Prior to TheBlaze, Ms. Morgan was the CEO of The Huffington Post. Ms. Morgan currently serves on the Board of Directors of TheStreet, Inc., a financial news and information provider listed on the Nasdaq Stock Market, as well as Trusted Media Brands, Chartbeat and TheSkimm. Ms. Morgan has B.A. in Political Science and Economics from Colby College, where she served as a member of the Board of Trustees for eight years, and an M.B.A from Harvard Business School. She is also a contributor to Riptide, an oral history of journalism and digital innovation created by Harvard’s Shorenstein Center on Media, Politics and Public Policy.

Trynka Shineman Blake currently serves on the Board of Directors of Ally Financial, Inc., a leading digital financial services company currently traded on the New York Stock Exchange, and serves as a member of the Audit and Digital Transformation Committees. She is also a member of the Board of Trustees of the Mass Technology Leadership Council. From March 2004 through February 2019, Ms. Shineman held positions of increasing responsibility with Cimpress N.V., and most recently was the Chief Executive Officer of its Vistaprint business. Ms. Shineman has a B.A. in Psychology from Cornell University and an M.B.A from Columbia Business School.

Ms. Morgan and Ms. Shineman will participate in the Company’s non-employee director compensation program. Pursuant to this program, Ms. Morgan and Ms. Shineman are eligible to receive the following compensation, although such cash amount and equity award will be pro-rated for service commencing on March 11, 2019 and through June 11, 2019, the anticipated date of the Company’s annual meeting of shareholders:

•	annual retainer of $50,000 for service as a Board member; and

•	an award of restricted stock units with a value of $250,000 on the date of grant, to be fully vested on the first year anniversary of the date of grant.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which either Ms. Morgan or Ms. Shineman had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between either Ms. Morgan or Ms. Shineman and any other person pursuant to which Ms. Morgan or Ms. Shineman was selected as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

By:	/s/ Seth Kalvert
Seth Kalvert,
General Counsel and Senior Vice President

Dated: March 13, 2019